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Exhibit (21) - Subsidiaries

At January 3, 1998, the Company owned the following subsidiaries, all of which are included in the consolidated financial statements filed as part of the Form 10-K:

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                                                       PERCENTAGE
                              STATE OF                     OF
       SUBSIDIARIES        INCORPORATION               OWNERSHIP
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Carlon Chimes Co.            Delaware                    100
Lamson & Sessions Ltd.       Ontario, Canada             100
LMS Asia Limited             Hong Kong                   100
Dimango Products Corporation Michigan                    100

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